UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2023

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On September 18, 2023, the Board of Directors (the “Board”) of Clene Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Professor Matthew Kiernan AM, Ph.D., DSc, and Arjun (JJ) Desai, M.D., as members of the Board, effective September 18, 2023. Professor Kiernan and Dr. Desai will serve as Class II Directors for the remainder of the current three (3) year term until the 2025 Annual Meeting of Stockholders, and until their successors are duly elected and qualified.

Professor Kiernan is the Bushell Chair of Neurology at the University of Sydney, and the Co-Director of the University’s Brain and Mind Centre. He is Professor of Neurology and Staff Specialist Neurologist at the Royal Prince Alfred Hospital, and is the incoming Chief Executive Officer at Neuroscience Research Australia. Professor Kiernan leads a research group comprised of a team of clinicians, scientists, biomedical engineers, doctoral and postdoctoral students with a focus on neurological disease. His research team's focus is clinical neurology, including  frontotemporal dementia and motor neurone syndromes such as ALS. Currently his team is investigating the mechanisms and the prevention of neurodegeneration in ALS and frontotemporal dementia; chemotherapy-induced neurotoxicity; spinal muscular atrophy and inherited neuropathies. His research has been recognised through a number of awards including the Sheila Essey Award of the American Academy of Neurology in 2022. Professor Kiernan is Editor Emeritus of the Journal of Neurology, Neurosurgery and Psychiatry (BMJ Publishing Group, United Kingdom), having served as Editor-in-Chief of the journal from 2010-2022. He is past President of the Australian and New Zealand Association of Neurologists, Board Member of Motor Neurone Disease Research Australia and President of the Brain Foundation, the largest priming institution for neuroscience in Australia, responsible for distributing funding towards research and medical education for the treatment and prevention of neurological disorders. In 2019 he was elected Chair of the World Federation of Neurology Research Committee for Neurodegenerative Disease and currently serves as Scientific Chair for the World Congress of Neurology.

Dr. Desai is the Chief Strategic Innovation Officer of INSIGHTEC, a pioneer and global leader in Focused Ultrasound, with a mission to help transform lives by delivering the therapeutic power of acoustic energy. Dr. Desai leads the strategy for future platforms, luminary ecosystem development, clinical and economic data analytics and modeling, and Medical Advisory Board operational support at INSIGHTEC. Dr. Desai was formerly at Johnson & Johnson Innovation, where he held the position of Vice President and Chief Operating Officer responsible for delivering on the goals and objectives across the global JLABS organization and the Center for Device Innovation. Dr. Desai completed his advanced medical training at Stanford University where he sits on both clinical and Biodesign faculty. He holds an M.D. from University of Miami Miller School of Medicine, and a B.S. in Economics from The University of Oklahoma.

The Board determined that Professor Kiernan and Dr. Desai qualify as independent directors under the director independence standards set forth by the U.S. Securities and Exchange Commission and applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). There are no arrangements or understandings between Professor Kiernan or Dr. Desai and any other person pursuant to which Professor Kiernan and Dr. Desai were each respectively appointed as a director. There are no transactions involving Professor Kiernan or Dr. Desai that are reportable under Item 404(a) of Regulation S-K.

In accordance with the Company’s Board of Directors Compensation Program (the “Program”) for non-employee directors, and as approved by the Compensation Committee of the Board, Professor Kiernan and Dr. Desai each received an award of non-qualified common stock options in connection with their respective appointments for 45,000 shares of the Company’s common stock with an exercise price of $0.54, equal to the closing price of the Company’s common stock on Nasdaq on September 18, 2023. The options vest in 36 equal installments on the last day of each calendar month, beginning September 30, 2023, until such shares are fully vested.

Retirement of Director

On September 18, 2023, John H. Stevens, M.D., a Class II director of the Company, informed the Board of his decision to retire from the Board and all committees thereof, effective immediately. Dr. Stevens was a member of the Audit Committee and Compensation Committee. Dr. Stevens retired in order to focus his limited time on philanthropy, and not as a result of a disagreement on any matter relating to the Company’s operations, policies, or practices, including any accounting or financial policies or practices. The Company is grateful for the many years of service provided by Dr. Stevens, who has served as a director since 2015, and the invaluable contributions he has made to Clene Inc. and to the Board.

Change to Committee Composition

On September 18, 2023, in connection with Dr. Steven’s retirement and the appointments of Professor Kiernan and Dr. Desai, the Board appointed Jonathon T. Gay, a current director of the Company, to the Audit Committee, and Dr. Desai to the Compensation Committee. The Audit Committee continues to be comprised of three independent directors – Alison H. Mosca, Shalom Jacobovitz, and Mr. Gay, and the Compensation Committee continues to be comprised of at least two, and currently three, independent directors – Mr. Jacobovitz, Ms. Mosca, and Dr. Desai.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: September 19, 2023	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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